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                                                                    EXHIBIT 15.1


September 9, 1997



     We are aware that Coho Energy, Inc. has incorporated by reference in its Amendment No. 2 to Registration Statement dated September 9, 1997, its Financial Statements for the six months ended June 30, 1997, which includes our report dated August 14, 1997 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                            Very truly yours,

                                            ARTHUR ANDERSEN LLP